SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under Rule14a-12

AMES NATIONAL CORPORATION

(Name of Registrant as Specified In Its Charter)

____________________________________________

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)     Title of each class of securities to which transaction applies:

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(2)     Aggregate number of securities to which transaction applies:

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(3)     Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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(4)     Proposed maximum aggregate value of transaction:

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(5)     Total fee paid:

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☐	Fee paid previously with preliminary materials.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

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(2) Form, Schedule or Registration Statement No.:

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AMES NATIONAL CORPORATION

405 5th Street

Ames, Iowa 50010

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON WEDNESDAY, APRIL 29, 2020

The following Notice of Change of Location relates to the proxy statement (the “Proxy Statement”) of Ames National Corporation (the “Company”), dated March 17, 2020, furnished to shareholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Wednesday, April 29, 2020. This Supplement is being filed with the Securities and Exchange Commission and is being made available to shareholders on or about April 2, 2020.

THE FOLLOWING NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

NOTICE OF CHANGE OF LOCATION

OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON APRIL 29, 2020

To the Shareholders of AMES NATIONAL CORPORATION:

Due to the public health impact of the coronavirus outbreak (COVID-19), recommendations and orders from federal and Iowa authorities, and to support the health and well-being of our employees and shareholders, NOTICE IS HEREBY GIVEN that the location and format of the Annual Meeting of Shareholders of Ames National Corporation (the “Company”) has been changed. As previously announced, the Annual Meeting will be held on Wednesday, April 29, 2020 at 4:30 p.m., Central Time. However, in light of public health concerns and governmental mandates, the Annual Meeting will now be held at the offices of the Company at 405 5th Street, Ames, Iowa and, as described below, arrangements have been made for shareholders to access and participate in the Annual Meeting through remote means. Although shareholders are still legally entitled to attend the Annual Meeting at the new location and vote in person, the Company strongly recommends, for the health and benefit of all employees and shareholders, that you take advantage of the ability to access the Annual Meeting through remote participation. Online voting will not be available during the Annual Meeting and you are encouraged to submit your proxy in advance as described below. The social hour which follows the business portion of the Annual Meeting has been cancelled in light of the current circumstances.

How Do I Attend the Annual Meeting of Shareholders Online?

●	To join the virtual meeting, we ask that you visit www.amesnational.com shortly before 4:30 p.m. on Wednesday, April 29, 2020.
●	Click the “JOIN ANNUAL MEETING” button.
●	Follow the instructions. You will then be connected to the webinar.

We encourage you to visit the site using a computer or tablet; however, you may use your phone. All questions may be typed at any time during the presentation into the “questions” box on the right of the presentation display screen.

Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting. The proxy materials available online or previously distributed by mail will not be updated to reflect the change in location and the proxy card may continue to be used to vote your shares in connection with the Annual Meeting.  You may vote online up to 11 p.m. on April 28 by clicking on the “VOTE YOUR SHARES” link at www.amesnational.com. When voting online, you must reference the 12-digit Control Number, which was listed on your Notice of Internet Availability or your previously mailed proxy card. If you have requested to receive a paper copy of the proxy materials, you may return your proxy card by US mail using the prepaid return envelope, by attaching a copy of your completed proxy to an email addressed to info@amesnational.com or by hand delivery to the lobby of the Company’s Office at 405 5th Street, Ames, Iowa by Tuesday, April 28 by 5:00 p.m.

The Proxy Statement and additional materials are available on the homepage of our website at www.amesnational.com.

By Order of the Board of Directors,

Chief Financial Officer & Secretary